UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

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CyberOptics Corporation
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CYBEROPTICS CORPORATION
5900 Golden Hills Drive
Minneapolis, MN 55416

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 21, 2012

To the Shareholders of
CYBEROPTICS CORPORATION:

The Annual Meeting of Shareholders of CyberOptics Corporation will be held on Monday, May 21, 2012, at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, 15th Floor, Minneapolis, Minnesota at 3:00 p.m. for the following purposes:

1)	To elect six directors to serve until the annual meeting in 2013;
2)	To approve an amendment to the CyberOptics 1998 Stock Incentive Plan to increase the number of shares that may be issued under the plan by 350,000;
3)	To ratify the appointment of Grant Thornton LLP as independent registered public auditors; and
4)	To consider such other matters as may properly come before the meeting or any adjournments thereof.

Only holders of record of Common Stock at the close of business on April 2, 2012, will be entitled to receive notice of and to vote at the meeting. Shareholders who do not expect to attend the meeting in person are urged to fill in, date, sign and promptly return the proxy in the enclosed envelope, or, for registered shareholders, promptly return your proxy online at http://www.eproxy.com/cybe, as described more completely on the enclosed proxy card. If you later desire to revoke your proxy, you may do so at any time before it is exercised.

By Order of the Board of Directors

Thomas Martin
Secretary

Minneapolis, Minnesota
April 9, 2012

Important notice
regarding the availability of proxy materials for the shareholder meeting to be held on May 21, 2012.
Our proxy statement, the form of our proxy card, and annual
report on Form 10-K can be viewed online at
http://www.idelivercommunications.com/proxy/cybe

CYBEROPTICS CORPORATION
5900 Golden Hills Drive
Minneapolis, MN 55416

PROXY STATEMENT
Annual Meeting of Shareholders to be held
on May 21, 2012

We have prepared this proxy statement on behalf of our Board of Directors for use in soliciting proxies for our Annual Meeting of Shareholders to be held Monday, May 21, 2012. The annual meeting will be held on the 15th floor of the offices of Dorsey & Whitey LLP, 50 South Sixth Street, Minneapolis, Minnesota at 3:00 p.m. We will bear the cost of soliciting proxies, including the cost of preparing and mailing the Notice of Annual Meeting of Shareholders and this Proxy Statement. We have not retained a proxy solicitation agent or any other consulting firm to assist us with the proxy process. Instead, our officers or other regular employees may solicit proxies in person, by mail, telephone or facsimile, but will not receive any special compensation for these services.

The only matters that our Board of Directors knows will be presented at the annual meeting are (i) the election of directors, (ii) approval of an amendment to our 1998 Stock Incentive Plan to authorize us to issue up to an additional 350,000 shares under that plan, and (iii) the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. The Board of Directors recommends that you vote in favor of the election of each Director who has been nominated, in favor of the amendment to the 1998 Stock Incentive Plan, and in favor of the ratification of Grant Thornton LLP as our independent registered public accounting firm. If you return a signed proxy form and any other matter properly comes before the meeting, the persons named in the proxy form will have authority to vote the proxy on such matter in accordance with their judgment.

VOTING RIGHTS AND PROCEDURES

If you return a proxy card in the form solicited with this proxy statement, we will vote your shares in the manner that you have directed in the proxy card. If you complete the proxy card but do not direct us how to vote, your shares will be voted for the election of the nominees for director named in this proxy statement, for the amendment to the incentive plan, for the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm, and in the manner the named proxies decide on any other matters properly brought before the meeting. If you “withhold vote for” one or more directors or “abstain from” the vote on the incentive plan or on ratification of the auditors, we will consider your shares present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of the election of the directors, the vote on the incentive plan or the ratification of auditors for which you have abstained. If a broker submits a proxy that indicates the broker does not have discretionary authority to vote shares, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote on the matter for which the broker lacks discretionary authority. You may revoke your proxy at any time before the meeting by delivering to our corporate secretary a written notice of termination of the proxies’ authority or a signed proxy bearing a later date.

You must be a holder of record of our Common Stock at the close of business on April 2, 2012, to receive notice of and to vote at the meeting. On April 2, 2012, we had 6,933,116 shares of common stock outstanding. Each outstanding share is entitled to one vote on all matters presented at the meeting.

Enclosed with this Proxy Statement is a copy of our Annual Report on Form 10-K for the year ended December 31, 2011. We are mailing this Proxy Statement and a form of proxy on or about April 9, 2012.

PROPOSAL I—ELECTION OF DIRECTORS

Our Nominating Committee has nominated six persons for election at the Annual Meeting: Alex B. Cimochowski, Craig D. Gates, Kathleen P. Iverson, Subodh Kulkarni, Irene M. Qualters and Michael M. Selzer, Jr. Except for Mr. Gates who was elected to our Board in February 2012, each nominee has served as one of our directors for more than one year. The following information is furnished with respect to each nominee as of April 1, 2012.

Alex B. Cimochowski, age 72, has been a director of CyberOptics since its formation in 1984. Mr. Cimochowski, received a BS in Engineering Physics from Penn State and a MS from the Massachusetts Institute of Technology, and started his career as an engineer with IBM Corporation. From 1964 until 1983, he held various management positions with Control Data Corporation, then the largest producer of supercomputers in the world, including Group Vice President. He founded Edge Computer Corporation in 1983, a venture capital backed company that developed a complete computer workstation, including a proprietary central processing unit, graphical processing unit, operating software and applications software, that was for a time during the early stages of the desktop computer industry the fastest workstation available. He was President of Edge until 1988. From 1988 until 1995, he was Chief Executive Officer of Delphax Systems, a manufacturer of high speed electronic printing solutions. From 1996 until his retirement in 2009, Mr. Cimochowski was President and owner of Four Peaks Technologies, Inc., a printing company. Mr. Cimochowski brings to our Board not only historical perspective of the operations of CyberOptics, but detailed knowledge of the computer development process, assembly process and markets, and substantial experience with the management and finance of both emerging and established companies.

Craig D. Gates, age 53, has been a director of the Company since February 2012. Mr. Gates has been a director since July 2009 and President and CEO since April 2009 of Key Tronic Corporation, a publicly held electronic manufacturing services company. He was Executive Vice President of Marketing, Engineering and Sales of Key Tronic from July 1997 to April 2009; Vice President and General Manager of New Business Development of Key Tronic from October 1995 to July 1997; and Vice President of Engineering of Key Tronic from October 1994 to October 1995. From 1982 to October 1994, Mr. Gates held various engineering and management positions with the Microswitch Division of Honeywell Inc., lastly as Director of Operations, Electronics. Mr. Gates has a Bachelor of Science Degree in Mechanical Engineering and a Masters in Business Administration from the University of Illinois, Urbana. Mr. Gates brings our Board considerable experience as the CEO of a growing public company in an electronics market served by the Company, as well as valuable technical and management experience in engineering and development.

Kathleen P. Iverson, age 56, has been a director of CyberOptics since 1998, has been Chair of our Board of Directors since August 2009, our Chief Executive Officer since January 2003, and our President since January 2002. From January 2002 until January 2003, Ms. Iverson was also our Chief Operating Officer. Prior to joining CyberOptics, Ms. Iverson was with Rosemount, Inc., a developer and manufacturer of industrial sensors and process control products for 22 years, lastly as Vice President and General Manager of Rosemount’s Complete Point Solutions. Ms. Iverson also currently serves as a director of Navarre Corporation. Ms. Iverson, as the officer in charge of day to day operations and with the most direct management authority and broadest knowledge of company operations, is an essential member of the Board. Further, Ms. Iverson’s previous positions managing the operations of a significant manufacturer of sensor controls, both locally and internationally, place her in the position to provide valuable input regarding our business strategy.

Subodh Kulkarni, age 47, has been a director of CyberOptics since 2009. Dr. Kulkarni has been Chief Technology Officer and Senior Vice President, OEM/Emerging Business, of Imation Corp since 2009; was Vice President, Global Commercial Business, R&D and Manufacturing of Imation from 2007 through 2009; Vice President, R&D and Manufacturing of Imation from 2006 through 2007; Vice

President of R&D of Imation from March 2006 until October 2006; and Executive Director of R&D of Imation from 2004 until March 2006. Prior to 2004, Dr. Kulkarni held various research management positions with 3M Corporation, and prior to that, with IBM. Dr. Kulkarni received his B.S. in chemical engineering (first in his class) from IIT—Bombay, India, and went on to obtain a master’s degree and a PhD in chemical engineering from the Massachusetts Institute of Technology, with thesis work on disilane surface decomposition—used in the manufacture of semiconductors. He has won a number of awards for commercializing technologies he and others have developed in the electronics industry. Dr. Kulkarni brings to our Board significant expertise in management of technology-focused entities, in commercialization of technologies in the electronics, computer and semiconductor industries, and in the markets for our products.

Irene M. Qualters, age 62, has been a director of CyberOptics since 1999 and has been Lead Director since 2009. Since December 2009, she has been Program Director – Office of Cyberinfrastructure of the National Science Foundation. From 2008 until 2009, she was Senior Vice President—Products of Silicon Graphics, Inc., a manufacturer of high-performance computing solutions. From 2005 until 2008, Ms. Qualters was Vice President, Software Engineering of Ageia Technologies, Inc., a developer of gaming physics technology. From 1999 until 2005, she was Vice President, Research Information Services at Merck & Company, a global pharmaceuticals company. From 1995 until 1999, she held various executive positions with Cray Research, a developer of super computers, lastly as President of Cray Research and Senior Vice President of Silicon Graphics, Inc., then its holding company. Ms. Qualters received her Bachelor’s degree from Duquesne University, and a Masters in Computer Science from the University of Detroit. Ms. Qualters has significant experience managing large organizations, and brings particular expertise in managing organizations in the computer industry and engaged in both software and semiconductor development, as well as significant industry connections, and perspective as an executive officer of several public companies.

Michael M. Selzer, Jr., age 59, has been a director of CyberOptics since 1999. Mr. Selzer has been the President of the South Dakota School of Mines and Technology Foundation since 2011. From 2009 until 2011, he served as a consultant to medical products companies. He was a founder of ConcepTx Medical, Inc., a developmental-stage medical device company, and served as the Chief Executive Officer and a Director of ConcepTx, from 2007 until 2009. He was President, Chief Executive Officer and Director of Optobionics Corp., a technology startup that attempted to apply semiconductors to human optical disorders, from 2003 until it filed for protection under federal bankruptcy law in 2007.  He was Chief Executive Officer of Urologix, Inc., a publicly held, medical device manufacturer from 1999 to 2003 and was Vice President and General Manager–Neurostimulation Business of Medtronic, Inc. from 1994 until December 1998. Mr. Selzer received his B.S. in electrical engineering from South Dakota School of Mines and his MBA from Arizona State University. Mr. Selzer brings to the Board expertise in semiconductor and circuit board fabrication, as well as considerable experience and expertise in public company management and sales, and emerging company finance, operations and management.

All nominees that are elected will serve until the next annual meeting or until their earlier death, resignation, removal or disqualification. We intend to vote the proxies in favor of the nominees named above as directors, unless you otherwise direct us in the proxy card. If a nominee for director becomes unavailable for any reason, the proxies will be voted in accordance with the best judgment of the named representatives. We have no reason to believe that any candidate will be unavailable.

Directors are elected by a plurality of votes cast. The six nominees receiving the highest number of votes will be elected. The Board of Directors recommends a vote FOR each nominee.

INFORMATION ABOUT OUR BOARD OF DIRECTORS AND ITS COMMITTEES,
AND OTHER CORPORATE GOVERNANCE MATTERS

Our Board and Board Leadership

Composition and Independence. Under the Minnesota Business Corporation Act, and our Articles of Incorporation and Bylaws, our business and affairs are managed under the direction of our Board of Directors. Our officers are responsible for day to day management of operations. Our Board currently consists of six members, all of whom are standing for reelection at the annual meeting.

We require that a majority of the members of our Board of Directors be “independent” within the meaning of the requirements of the Nasdaq Stock Market listing standards. Based on information contained in questionnaires completed by each nominee for director and otherwise available to us, and based on inquiry of each of our directors, our Board of Directors has concluded that each of Mr. Cimochowski, Mr. Gates, Mr. Kulkarni, Ms. Qualters and Mr. Selzer, constituting a majority of our Board, is independent not only within the meaning of the Nasdaq Marketplace Rules, but within the meaning of the heightened standards applicable to members of an audit committee contained in Section 301 of The Sarbanes Oxley Act of 2002 and Rule 4350(d) of the Nasdaq Marketplace Rules. In considering the independence of our directors, our Board inquired and was advised that, to the knowledge of these individuals, neither they nor any member of their immediate family had engaged in any transaction with us except in their capacities as directors.

Meetings and Attendance. Our Board strives to maintain sound corporate governance, consistent with the scope of our operations and the integrity of our personnel. Accordingly, attendance by our Board members at all meetings has been a continuing goal and we devote considerable effort to scheduling meetings so that all directors may attend and may review financial information regarding our quarterly and annual results prior to public release. During the year ended December 31, 2011, we had eleven meetings of the Board and our board acted twice by written consent. Each director attended at least 75% of the meetings of the Board and the committees on which such director served. Our directors met in separate, executive session without management eight times during 2011.

We require that all Board members use their best efforts to attend our annual shareholder meeting. All of our directors attended the annual meeting held on May 23, 2011.

Our Chair and our Lead Director. Kathleen P. Iverson, serves, and has served since August 2009, as both our Chair and our Chief Executive Officer. Irene Qualters, who is Chair of our Nominating and Corporate Governance Committee, serves as our Lead Director with responsibility to chair executive sessions of the Board, to formulate and set the agenda for executive sessions, to consult with the Chief Executive Officer regarding matters related to and approve the general agenda for Board meetings, to otherwise coordinate relations and communications between the Chief Executive Officer and the Board, and to be available in the event shareholders desire communication with independent members of the Board. In making the decision to appoint Ms. Iverson to the position of Chair in 2009, our Board considered the size of the operations of CyberOptics, the number of Board members and the history of open communication among members, the mixed message regarding authority that would be generated by appointing a non-executive chair, and the independence of all remaining Board members.

Responsibility for Risk Management. Our Board considers the identification and management of risk a responsibility of the board as a whole. Nevertheless our Audit Committee has specifically undertaken to identify and direct management in the control of financial risk, and in its role in reviewing the periodic reports we file with the Securities and Exchange Commission, continues to focus on articulating known risks and identifying them for the Board.

Our Compensation Committee is responsible for ensuring that the executive compensation plans and stock benefit plans that it establishes and oversees do not encourage our officers and employees to undertake unnecessary risks. The Compensation Committee has concluded that, given the size of grants made under and the time based vesting of grants under our Stock Incentive Plan as well as the multiple metrics required for incentive compensation under our Management Incentive Plan, our compensation policies are not likely to present risks that would have a material adverse effect on CyberOptics.

Our Nominating and Corporate Governance Committee considers risks presented by changing law and regulation and recommends changes in governance and operations to comply. Our Nominating and Corporate Governance Committee has also prepared a management succession plan, which it periodically revisits and revises to address the risk of loss of an executive. Each of these committees reports its recommendations on risk management to the Board as a whole.

Committees of Our Board

Our Board has three committees: An Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, each of which has a written charter. Copies of the charters for all three committees may be reviewed on our website at www.cyberoptics.com.

Audit Committee. Our Audit Committee assists our Board in overseeing and monitoring our accounting and financial reporting processes, audits of our financial statements, the independence and performance of our independent auditors and our compliance with legal and regulatory requirements. The Audit Committee reviews all interested party transactions and oversees our Code of Business Conduct and Ethics. The Audit Committee generally requires any transaction between CyberOptics and a director or officer, the immediate family of a director or officer, or any entity that a director or officer controls to be reported to our Ethics Officer. The Ethics Officer, in turn, is obligated to report the transaction to the Committee. Although it has not adopted written standards of approval, the Audit Committee generally considers these transactions consistent with its fiduciary obligations and approves transactions only if they are fair and reasonable, in the best interests of the corporation, and on terms no less favorable than could be obtained from an unaffiliated third party.

The Audit Committee has sole authority to appoint, determine funding for, retain and oversee our independent registered public accounting firm and to pre-approve all audit services and permissible non-audit services. It is our policy to present to the entire Committee proposals for all audit services and permissible non-audit services prior to engagement.

During the year ended December 31, 2011, our Audit Committee consisted of Mr. Cimochowski (Chair), Ms. Qualters and Mr. Selzer. In February 2012, Craig Gates was appointed to the Audit Committee, and Mr. Selzer resigned from the Committee. Each of Mr. Cimochowski, Mr. Gates, Ms. Qualters and Mr. Selzer is an “independent director” within the meaning of Section 301 of The Sarbanes Oxley Act of 2002 and Nasdaq listing standards applicable to audit committees. Our Board of Directors has identified Mr. Cimochowski as an “audit committee financial expert” within the definition established by the Securities and Exchange Commission. The Audit Committee held five meetings during 2011. All members of the Committee attended all (100%) of the meetings. The report of the Audit Committee is contained on page 16 of this proxy statement.

Compensation Committee. Our Compensation Committee establishes the compensation of our executive officers, including our Chief Executive Officer, administers our stock-based benefit plans, including our 1998 Stock Incentive Plan and our Employee Stock Purchase Plan, and makes recommendations to our Board regarding director compensation. The Compensation Committee currently consists of Mr. Selzer (Chair), Mr. Cimochowski and Dr. Kulkarni, each of whom is an independent director under Nasdaq listing standards. During 2011, the Compensation Committee held three meetings. All members of the Committee attended 100% of the meetings.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, recommends to the Board nominees to fill vacancies in membership of the Board as they occur, recommends a slate of nominees for election as Directors at the annual meeting, and monitors our corporate governance function. The Nominating Committee currently consists of all of our independent directors, including Ms. Qualters (Chair), Mr. Cimochowski, Mr. Gates, Dr. Kulkarni and Mr. Selzer. During 2011, the Nominating and Corporate Governance Committee held three meetings. All members of the Committee attended 100% of the meetings.

We generally require that each nominee for Director be an individual of the highest character and integrity, have substantial experience which is of particular relevance to CyberOptics, have sufficient time available to devote to our affairs, and represent the best interests of all our stakeholders, including our shareholders. The Nominating and Corporate Governance Committee has discretion as to the determination of which individuals will best fit these criteria. We believe that all of the current nominees to the Board possess these characteristics, as described above. Although the Nominating and Corporate Governance Committee considers the diversity of Board members, including diversity of experience, gender and ethnicity, when considering candidates, we have not adopted any diversity policies in the nomination of candidates for director. We believe our current board members reflect our commitment to diversity.

When seeking additions to, or replacements for, Board positions, we first poll members of the Nominating and Corporate Governance Committee, and the Board as a whole, as to the specific characteristics that they perceive are most desirable for an additional member of the Board, which normally includes characteristics that Board members believe they as a whole do not possess. Although we could employ a search firm in the future, we have historically been able to locate suitable candidates through the recommendations of members of our Board and our professional advisors. After candidates are identified and screened by a few members of the Committee, the resume of each selected candidate is circulated among members of the Committee. If the Committee believes that it is advisable to proceed with a candidate, the candidate is interviewed by several members of the Committee and the Board Chair, and the impressions generated from these interviews are circulated to all members of the Committee and discussed at a Committee meeting. If the impressions are favorable and the Committee so determines, a background check is completed and the candidate is asked to stand for election.

Although most candidates have originated from recommendations of officers, Board members, or professional advisors, and all of the nominees for the 2012 annual meeting are currently directors and are being re-nominated as such, the Nominating and Corporate Governance Committee will consider suggestions from other stakeholders, including shareholders, for nominees for the 2013 annual meeting. A candidate suggested by a shareholder would be considered using the same process as a candidate suggested by a Board member or other adviser. Any shareholder who wishes to recommend that a specific individual (other than the shareholder and other than someone who would not be independent under Nasdaq listing standards) be considered for nomination for the 2013 meeting should contact the Board with specific information about the proposed nominee, including an appropriate resume, prior to February 20, 2013. Methods of communicating with our Board are described on our website at www.cyberoptics.com. The Nominating and Corporate Governance Committee will consider these recommendations, but has absolute discretion as to whether to recommend any individual for nomination. For the 2012 annual meeting, we did not receive any nominations from shareholders.

Code of Conduct and Shareholder Communications with the Board

Our Code of Business Conduct and Ethics, which is posted on our website at www.cyberoptics.com, is applicable to all of our officers, directors and employees, including our senior financial officers.

We have also established procedures for communication by our shareholders with our directors. Shareholders may send communications by mail to the attention of:

Ethics Officer
CyberOptics Corporation
5900 Golden Hills Drive
Golden Valley, MN 55416

You may also send communications by e-mail to board@cyberoptics.com. Our Ethics Officer will review all communications received and provide copies, or summaries, of those communications which are not frivolous or vexatious to the Chair of our Audit Committee for consideration. These procedures may also be found at our website at www.cyberoptics.com.

Compensation of Our Independent Directors

None of Mr. Cimochowski, Mr. Gates, Dr. Kulkarni, Ms. Qualters or Mr. Selzer receive any compensation from us for services other than services in their capacities as members of our Board of Directors or of a committee of our Board of Directors. For 2011, we paid our independent directors an annual retainer of $25,000 plus directors’ fees of $1,000 per meeting of the Board of Directors attended in person and $500 per meeting of the Board of Directors attended by conference call. We also pay fees of $500 for each meeting of a committee attended that is not associated with a Board meeting.

Until 2008, each independent director received an option to purchase 4,500 shares on the date of each annual meeting at which he or she was reelected. These options, which were granted automatically under our Stock Option Plan for Non-Employee Directors, are fully exercisable from the date of grant at a price equal to the fair market value of our common stock on that date. Effective on the date of our 2008 Annual Meeting, these 4,500 option grants were replaced with the grant of 1,000 shares to each non-employee director at the annual meetings at which they are reelected. These shares are fully vested on grant. We do not provide any other stock awards, non-equity incentive compensation, pension benefits or any other form of compensation to our directors who are not employees.

Ms. Iverson, who is also an employee and not an independent director, does not receive any additional compensation for service as a Board member. During 2011, we provided the following compensation to directors who are not also employees:

Director Compensation

Name	Fees Earned or Paid in Cash($)	Stock Awards[1]($)	Total ($)
Alex B. Cimochowski	$34,500	$10,120	$44,620
Irene M. Qualters	$34,500	$10,120	$44,620
Michael M. Selzer, Jr.	$34,500	$10,120	$44,620
Subodh Kulkarni	$31,000	$10,120	$42,120

_______________________

1.	Stock awards represent the expense recorded in 2011 for 1,000 shares granted each re-elected director based on the $10.12 closing price on the date of our 2011 annual meeting. Options to purchase 22,500 shares for Mr. Cimochowski, 27,000 shares for Ms. Qualters, and 22,500 shares for Mr. Selzer were outstanding at December 31, 2011.

PROPOSAL II—APPROVAL OF AMENDMENT TO THE
CYBEROPTICS 1998 STOCK INCENTIVE PLAN

On February 17, 2012, our Board of Directors approved, subject to shareholder approval, an amendment to our 1998 Stock Incentive Plan (the "1998 Plan") that will increase the number of shares reserved for issuance under awards granted under the 1998 Plan by 350,000 shares. We use awards granted under the 1998 Plan to assist in attracting, retaining and providing an incentive to our employees, management personnel and other personnel.

At March 31, 2012, there remained only 125,163 shares available under the 1998 Plan for future grant. We believe that stock options and restricted stock units are an important ingredient in the compensation packages for executive, technical and other personnel. Without the ability to grant additional options and restricted stock units, our Board of Directors does not believe that it would have the appropriate tools to attract and retain these personnel. During the past four years we have granted new awards with respect to approximately 117,000 shares per year under the 1998 Plan. Our Board of Directors is recommending the amendment to the 1998 Plan to provide enough authorization to cover anticipated option and restricted stock unit grants for the next few years, as well as to accommodate any grants that might be required in connection with acquisitions.

Summary of the 1998 Plan

The 1998 Plan is administered by our Compensation Committee. The Compensation Committee has the authority to select the individuals to whom awards are granted, to determine the types of awards that are granted and the number of shares of Common Stock covered by the awards, to set the terms and conditions of the awards, to determine whether the payment of any amounts received under any award may be deferred, and to establish rules for the administration of the 1998 Plan.

The 1998 Plan permits the granting of a variety of different types of awards, including stock options, stock appreciation rights, restricted stock and restricted stock units, performance awards, and dividend equivalents. Options and awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law. Awards may provide that upon grant or exercise the holder will receive cash, shares of Common Stock or other securities, awards or property, or any combination thereof, as the Committee shall determine. The exercise price per share under any stock option, and the grant price of other awards under the 1998 Plan, may not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option or other award. Fair market value under the 1998 Plan is based on the closing price of our common stock on Nasdaq on the date of grant.

Any employee, officer, consultant or independent contractor of CyberOptics and its affiliates is eligible to receive an award under the 1998 Plan. During the past five years, we have limited grants of options and restricted stock units primarily to management-level employees, officers and executive officers. No person who is an employee of the Company at the time of grant may be granted any award or awards under the 1998 Plan, the value of which awards are based solely on an increase in the value of the shares after the date of grant of such awards, of more than 100,000 shares in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any "performance-based awards" within the meaning of Section 162(m) of the Code.

No award granted under the 1998 Plan may be assigned, transferred, pledged or otherwise encumbered by the individual to whom it is granted, otherwise than by will or the laws of descent and distribution, except that the Committee may permit the designation of a beneficiary. Each award is exercisable, during such individual's lifetime, only by such individual or, if permissible under applicable law, by such individual's guardian or legal representative.

Under the 1998 Plan, we have generally permitted participants receiving or exercising awards to surrender shares of our Common Stock (either shares received upon the receipt or exercise of the award or shares previously owned by the optionee), or other property, to satisfy federal and state tax obligations.

Our Board of Directors may amend, alter or discontinue the 1998 Plan at any time, provided that shareholder approval must be obtained for any such action that would (1) cause Rule 16b-3 under the Securities Exchange Act of 1934 to become unavailable with respect to the 1998 Plan; (2) violate the rules or regulations of the Nasdaq Stock Market, any other securities exchange or the National Association of Securities Dealers, Inc. on which CyberOptics shares are traded; or (3) cause us to be unable, under the Internal Revenue Code, to grant incentive stock options under the 1998 Plan. Our Compensation Committee may correct any defect, supply any omission, or reconcile any inconsistency in the 1998 Plan to the extent it concludes the correction is necessary to meet the intent of the 1998 Plan and does not adversely impact outstanding awards. The Compensation Committee may waive any condition of, or rights of CyberOptics under any outstanding award, prospectively or retroactively, but may not amend or terminate any outstanding award, prospectively or retroactively, without the consent of the holder or beneficiary of the award.

Unless further amended, the 1998 Plan expires on May 21, 2017. Awards granted before that date will remain outstanding for their term regardless of expiration of the 1998 Plan.

Form of Awards Granted

Although the 1998 Plan allows us to grant a variety of equity based awards, all of the awards historically granted under the 1998 Plan have been stock options or restricted stock units.

The 1998 Plan allows us to grant both incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code, and “non-qualified” stock options that do not meet those requirements. Nevertheless, because of the tax and accounting consequences of incentive stock options, all of the options we have granted during the past five years have been nonqualified options. During the past five years, options have generally been for a term of seven years and vest with respect to one-quarter of the shares subject to the option on the first, second, third and fourth anniversary of the grant date. Vesting of the option accelerates if an employee is terminated without cause after a change in control.

Restricted stock units, or “stock awards” that we have granted under the 1998 Plan represent the right to receive shares in the future if the employee remains employed through the date the award vests. The restricted stock units that we have granted generally vest in annual installments of one-quarter of the shares subject to the award on the first, second, third and fourth anniversaries of the grant date. Like our options, the restricted stock units vest if an employee is dismissed without cause after a change in control.

Although it has no current plans to do so, our Compensation Committee may determine to grant options or restricted stock units in the future with different terms, including performance vesting or other vesting terms, and may determine to grant other forms of equity based awards under the 1998 Plan.

Federal Income Tax Consequences

The grant of an option with an exercise price at least equal to fair market value generally will not result in any taxable income to the recipient on the date of grant. The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option (except that a liability may arise under the alternative minimum tax), and CyberOptics will not be entitled to a tax deduction when an incentive stock option is exercised. Upon exercising a non-qualified stock option, the option holder is required to recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares of Common Stock acquired on the date of exercise over the exercise price, and CyberOptics will be entitled at that time to a tax deduction in the same amount.

The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend upon how long the shares have been held and upon whether the shares were acquired by exercising an incentive stock option or by exercising a non-qualified stock option. Generally, there will be no tax consequence to CyberOptics in connection with disposition of shares acquired under an option, except that CyberOptics may be entitled to a tax deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable incentive stock option holding periods set forth in the Code have been satisfied.

The grant of a restricted stock unit also is not expected to result in taxable income to the recipient on the date of grant. When a restricted stock unit vests and shares of our common stock are delivered to the holder, the holder is required to recognize ordinary income in an amount equal to the fair market value on the vesting date of any shares of common stock received and CyberOptics will be entitled to a tax deduction in a corresponding amount.

The preceding discussion is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. federal income tax aspects of the 1998 Plan or the various forms of award that may be granted under the 1998 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 1998 Plan. CyberOptics strongly encourages participants to consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them.

The affirmative vote of the holders of a majority of the Common Stock represented at the meeting is required to approve the amendment to the 1998 Plan. Our Board recommends a vote FOR the amendment to the 1998 Plan as described above.

Equity Compensation Plan Information

The following table describes shares of our common stock that are available on December 31, 2011 for purchase under outstanding stock-based awards, or reserved for issuance under stock-based awards or other rights that may be granted in the future, under our equity compensation plans:

Equity Compensation Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of out- standing options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans
Plans Approved by Stockholders
1998 Stock Incentive Plan (1)	386,391	$8.91	247,385
Stock Option Plan for Non-Employee Directors	99,000	13.46	—
Stock Grant Plan for Non-Employee Directors	N/A	N/A	16,000
Employee Stock Purchase Plan (2)	N/A	N/A	186,341

Plans Not Approved by Stockholders
Options issued upon initial employment(3)	50,000	11.87	—
Total (1)	535,391	$10.07	449,726

_______________________

1.	Weighted average exercise price has been calculated by excluding 19,404 restricted stock units, which have no exercise price. We granted RSUs and options to purchase 127,222 shares in January 2012.
2.	Shares are issued based on employees’ elections to participate in the plan.
3.	Represent options received by an executive prior to 2003 upon initial employment and granted on the same terms as options granted under equity compensation plans approved by security holders.

EXECUTIVE COMPENSATION

Executive Officers

We describe in this section the executive compensation paid to our three executive officers: Kathleen P. Iverson, Jeffrey A. Bertelsen and Daniel Good.

Ms. Iverson, our Chief Executive Officer, serves on the Board of Directors and her background is described above under the caption “Proposal I—Election of Directors.”

Jeffrey A. Bertelsen, 49, started as Vice President—Finance and Chief Financial Officer in 2005. Before joining CyberOptics, Mr. Bertelsen was Vice President, Finance, Corporate Controller and Treasurer and Assistant Secretary of Computer Network Technology Corporation (“CNT”), a provider of storage networking equipment and solutions. During his ten years at CNT, Mr. Bertelsen held various positions starting as controller in 1995. Prior to joining CNT, Mr. Bertelsen was a CPA with KPMG LLP.

Daniel Good, 50, started as Vice President of Corporate Development in May 2010. From November 2008 to May 2010, Mr. Good served as Vice President, Worldwide Marketing and Product Management, for Storage Genetics, Inc. of Longmont, CO., a start-up company focused on innovative flash memory storage products. For the 10 years prior to joining Storage Genetics, Mr. Good held various management positions with Seagate Technology, including Vice President, Security Product Management, and Vice President, New Business Initiatives.

Compensation

We provide three principal forms of compensation to our executives: (1) an annual cash salary that is established annually by reference to industry statistics that we gather from TechAmerica (formerly, American Electronics Association) and from Radford, and customize based on the seniority and level of performance of the executive; (2) annual cash incentive pay based on a combination of financial performance goals and operating objectives; and (3) longer-term equity-based compensation in the form of stock options and restricted stock units. Our Compensation Committee, consisting solely of independent directors, sets executive compensation. Although our Chief Executive Officer participates in formulating compensation for employees other than herself, the Compensation Committee approves all executive compensation, and in the case of the Chief Executive Officer, without her participation.

Reflecting the severe downturn in microelectronics production markets resulting from the recession, we froze executive salaries for the 2009 fiscal year at the same level as salaries for 2008 and because of the deepening recession instituted a further 12% decrease in executive salaries in February 2009. There were also no payouts under our incentive compensation plan in 2008 and 2009. Because of improving operations in late 2009, our Compensation Committee restored salaries by eliminating the 12% cuts effective January 1, 2010, but did not implement salary increases.

Recognizing significantly improved operating results in 2010, our Compensation Committee approved a 2% increase in Ms. Iverson’s salary to $283,050, and a 6.7% increase in Mr. Bertelsen’s salary to $191,000 for 2011. Mr. Good, who had been with CyberOptics for less than a year, retained the same salary for 2011 as he drew in 2010.

Our Compensation Committee established the annual cash incentive plan for fiscal 2011 in December 2010. The cash incentive plan for 2011, like the 2010 plan, based 70% of the incentive pay upon financial performance relative to targeted performance, and 30% on specific operating goals. The financial performance goals would have resulted in payment to an executive of 5.6% of the executive’s targeted incentive if revenue equaled a minimum of $56.5 million, 28.0% of the executive’s targeted incentive if revenue equaled a targeted $60.5 million and a maximum of 50.4% of the executive’s targeted incentive if revenue exceeded $64.5 million. The goals would have resulted in payment of 4.2% of an executive’s targeted incentive if operating profit equaled a minimum of $3.25 million, 21.0% of the executive’s targeted incentive if operating profit equaled a targeted $4.25 million and a maximum of 37.8% of the executive’s targeted incentive if operating profit exceeded $5.5 million or more. The goals would have resulted in payment of 4.2% of the executive’s targeted incentive if the year-end cash balance equaled a minimum of $23.2 million, 21.0% of an executive’s targeted incentive if the year-end cash balance equaled a targeted $26.2 million, and a maximum 37.8% of targeted incentive if cash balances equaled or exceeded $27.2 million. Possible payouts between the maximum and minimum goals were linear under the plan. In addition, 6% of each executive’s targeted incentive was payable if any of five operating goals were achieved, including one goal relating to production of new SIM-based products, one goal relating to a systems business plan driving sustained long term profitability, one related to production transition for a new WaferSense product and feasibility of an additional WaferSense product, one related to identification of a substantial new product, and one goal related to pursuit of acquisitions. Operating goals were uniform among executive officers.

Ms. Iverson’s targeted incentive for 2011 was set at $110,000, Mr. Bertelsen’s was set at $61,000 and Mr. Good’s was set at $50,000. Our operating results for 2011 reflected 112% of our targeted revenue goals, and exceeded the maximum operating income and cash balance goals. Further, we achieved three of the operating goals in their entirety and one with respect to half the goal. Accordingly, our executive incentive plan paid 127.87% of targeted payout for 2011, with Ms. Iverson receiving a bonus of $140,655, Mr. Bertelsen a bonus of $78,000, and Mr. Good receiving a bonus of $63,934.

We typically grant options and restricted stock units to continuing management employees as long-term compensation in December of each year, with both RSUs and options vesting over a four-year period commencing one year from the date of grant and options having a seven-year term. Our regularly scheduled compensation committee meeting for December 2011, however, was delayed until January 2012. Accordingly, no grants of options or RSUs were made to executive officers during the 2011 calendar year. We granted options and RSUs at a meeting in January 2012 that reflect the regular grants that would have been made in December 2011.

We do not maintain a pension plan and do not provide our executives non-qualified deferred compensation, but instead encourage retirement savings through our 401K Retirement Savings Plan. We have historically matched 50% of employee, including executive, contributions to the 401K plan, up to contributions by the employee equal to 6% of annual compensation.

We do not have employment agreements with our executives, although we have entered into severance pay agreements with Ms. Iverson, Mr. Bertelsen and Mr. Good. Ms. Iverson’s severance pay agreement provides that, in the event of her involuntary termination of employment for any reason other than misconduct, we will pay her twelve months' base salary. Further, Ms. Iverson’s agreement provides that, in the event her employment is terminated after a change in control by CyberOptics without cause or by Ms. Iverson with good reason, we will pay her twice her total annual compensation averaged over the three years preceding termination and accelerate the vesting of her restricted stock units and options. We also have a severance pay agreement with both Mr. Bertelsen and Mr. Good that provides that each will be paid one times his annual compensation averaged over the three years preceding termination, and the vesting of his restricted stock units and options will be accelerated, in the event his employment is terminated by CyberOptics without cause or by the executive with good reason after a change of control. For purposes of these agreements “cause” is defined as the willful misconduct, or failure to perform services, by the executive, and “good reason” is defined as the failure of the successor to assign the executive comparable responsibilities, a relocation by more than 50 miles, or a reduction in compensation. A “change of control” is defined as a public announcement that any person or persons acting in concert have acquired 40% of our voting stock, a change of control required to be reported under proxy rules, a change in a majority of our directors, other than by succession, shareholder approval of a merger, consolidation or sale of substantially all our assets, or a decision of our directors that a change of control has occurred.

Summary Compensation Table

The following table summarizes, for 2011 and 2010, the total compensation that we paid or accrued for those of our executive officers whose total compensation exceeded $100,000 in 2011. The stock awards and option awards reflected in the table represent the grant date value of the awards in the year in which they are granted. No discretionary bonuses were paid in the years presented.

	Year	Salary	Stock Awards[1]	Option Awards[1]	Non-Equity Incentive Plan Compen- sation[2]	All Other Compen- sation[3]	Total

Kathleen P. Iverson	2011	$283,050	—	—	$140,655	$7,900	$431,605
Chief Executive Officer,	2010	277,500	$24,196	$61,951	113,714	7,875	485,236
President & Chair

Jeffrey A. Bertelsen	2011	191,000	—	—	78,000	5,847	274,847
Chief Financial Officer	2010	179,000	14,520	37,170	60,137	5,370	296,197

Daniel Good[4]	2011	200,000	—	—	63,934	7,138	271,072
VP—Corp Development	2010	134,615	7,255	218,865	36,465	4,038	401,238

_______________________

1.	Represents the grant date fair market value as determined using the Black-Scholes valuation model for stock options, and based upon the market value of our common stock for restricted stock units. See note 6 to our consolidated financial statements included as Item 8 to our Annual Report on Form 10-K for a description of the calculation of grant date fair market value.
2.	Payment for performance under our incentive plan.
3.	Consists of company contributions to a 401K plan, and for Ms. Iverson tax preparation services.
4.	Mr. Good joined CyberOptics as Vice President—Corporate Development on May 3, 2010.

Outstanding Equity Awards at Fiscal Year-End

The following table lists the options and restricted stock units held by each of the named executive officers at December 31, 2011. All of the options become exercisable, to the extent not already vested, in annual increments of one-quarter of the number of shares to which they are subject and most expire seven years from the date of grant.

	Option Awards					Restricted Stock Unit Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[1] ($)
Ms. Iverson	50,000			11.87	2/15/12
	30,000			11.42	5/16/12
	16,500			12.95	12/7/13
	13,350			12.34	12/7/14
	34,650	11,550	[2]	4.99	12/5/15
	5,000	5,000	[3]	6.29	9/11/16
	4,167	12,500	[4]	8.71	12/10/17
						1,905	[2]	14,859
						2,083	[4]	16,247

Mr. Bertelsen	10,000			14.60	7/26/12
	6,670			12.95	12/7/13
	6,700			12.34	12/7/14
	19,800	6,600	[2]	4.99	12/5/15
	7,500	7,500	[5]	4.80	5/18/16
	2,500	7,500	[4]	8.71	12/10/17
						1,089	[2]	8,494
						1,250	[4]	9,750

Mr. Good	10,000	30,000	[6]	11.18	5/3/17
	1,250	3,750	[4]	8.71	12/10/17
						624	[4]	4,867

______________________________

1.	Based on the closing price on December 30, 2011 of $7.80 per share.
2.	Vests on December 5, 2012.
3.	Vests with respect to 50% of the shares on September 11, 2012 and 2013.
4.	Vests with respect to 33% of the shares on December 10, 2012, 2013 and 2014.
5.	Vests with respect to 50% of the shares on May 18, 2012 and 2013.
6.	Vests with respect to 33% of such shares on May 3, 2012, 2013 and 2014.

BENEFICIAL OWNERSHIP

The following table provides information at February 28, 2012 about the ownership of our common stock by each person known to us to beneficially own 5% or more of our common stock, by each of our directors, by each of our executive officers, and by all our officers and directors as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202 (2)	863,280	12.5%
Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746 (3)	636,474	9.2%
Archer Advisors LLC 150 South Broadway Wayzata, MN 55391 (4)	625,566	9.0%
Wellington Management Company LLP 280 Congress Street Boston, MA 02210(5)	527,162	7.6%
Perritt Capital Management, Inc. 300 South Wacker Drive, Suite 2880 Chicago, IL 60606 (6)	375,744	5.4%
Jeffrey Bertelsen	59,054	*
Alex B. Cimochowski (7)	33,444	*
Craig D. Gates	0	—
Daniel Good	12,269	*
Kathleen P. Iverson (7)	194,741	2.7%
Subodh Kulkarni	2,000	*
Irene M. Qualters	32,000	*
Michael M. Selzer, Jr.	31,450	*
All executive officers and directors as a group (8 persons)	364,958	5.1%

______________________________

*	Less than 1%
(1)	Includes 53,170 shares for Mr. Bertelsen, 22,500 shares for Mr. Cimochowski, 11,250 shares for Mr. Good, 153,667 shares for Ms. Iverson, 27,000 shares for Ms. Qualters, 22,500 shares for Mr. Selzer, and 290,087 shares for all officers and directors as a group, purchasable upon exercise of options exercisable within 60 days of February 28, 2012.
(2)	Based on an amendment to Schedule 13G filed February 9, 2012 by T. Rowe Price Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc. Includes shares held by various investors for which T. Rowe Price Associates serves as investment advisor, including 140,038 shares over which it has sole voting power and 863,280 over which it has power of disposition, and includes 694,300 shares over which T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power.
(3)	Based on an amendment to Schedule 13G filed February 14, 2012. Represents shares held by four investment companies over which Dimensional Fund Advisors has sole power of disposition and sole voting power with respect to 628,674 shares. Dimensional Fund Advisers disclaims beneficial ownership of such shares.
(4)	Based on an amendment to Schedule 13G filed February 14, 2012.
(5)	Based upon separate Schedule 13Gs filed by Wellington Management Company LLP and Wellington Trust Company on February 14, 2012 reporting shares for which they serve as investment advisor and trustee.
(6)	Based on an amendment to Schedule 13G filed February 14, 2012 by Perritt Capital Management, Inc. as adviser to Perritt MicroCap Opportunities Fund, and Perritt Funds, Inc. and includes 9,700 shares over which Perritt Capital Management has sole voting power and power of disposition, and 366,044 shares over which Perritt Capital Management has shared voting power and power of disposition.
(7)	Includes, for Mr. Cimochowski 4,463 shares, and for Ms. Iverson 155 shares, held by a spouse, or in trust for children.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of our common stock, are required to report their ownership of our equity securities and any changes in ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the SEC, and we are required to disclose in this Proxy Statement any delinquent filing of those reports and any failure to file reports during the fiscal year ended December 31, 2011. Based upon information provided by officers and directors, all our officers, directors and 10% shareholders filed all reports on a timely basis in the 2011 fiscal year.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Our management is responsible for our internal controls and our financial reporting process. Our independent accountants are responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report on those financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The Audit Committee has reviewed and discussed the audited financial statements contained in our Annual Report on Form 10-K with management and Grant Thornton LLP, our independent registered public accounting firm. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

 In connection with our consolidated financial statements for the fiscal year ended December 31, 2011, the Audit Committee discussed with the independent auditors matters required to be discussed by PCAOB AU sec. 380, Communications with Audit Committees and SEC Rule 2-07, Communications with Audit Committees, which includes, among other items:

•	matters related to the conduct of the audit of our financial statements;
•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements, if any, with management over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements (there were no such disagreements).

Grant Thornton LLP also provided the Audit Committee with written disclosures and the letter required by Rule 3526 of the PCAOB, Communications with Audit Committees Concerning Independence, which relates to the auditors’ independence from our company and its related entities, and the Audit Committee discussed with Grant Thornton LLP its independence.

Based upon the Audit Committee’s discussion with management and the independent accountants and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Alex B. Cimochowski
Irene M. Qualters
Craig D. Gates

INDEPENDENT ACCOUNTANTS AND PAYMENT OF FEES

Grant Thornton LLP has audited our financial statements since 2009. The following is a summary of the fees billed to us by Grant Thornton LLP for professional services rendered for the year ended December 31, 2010, and December 31, 2011:

Fee Category	2010 Fees	2011 Fees
Audit Fees	$186,050	$187,228
Audit-Related Fees	—	13,049
Tax Fees	43,100	78,918
All Other Fees	—	—
Total Fees	$229,150	$279,195

Audit Fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and reviews of the interim consolidated financial statements included in our quarterly reports, and services that are normally provided by our independent public accounting firm in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include audits in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, tax consultation concerning treatment of income taxes in U.S. GAAP based financial statements and consultations concerning financial accounting and reporting standards.

Tax Fees consist of fees billed for professional services for corporate tax return preparation and filing, compliance, tax advice and tax planning, as well as some personal tax preparation services for US personnel (not associated with a financial reporting role) working on our behalf overseas. These services include assistance regarding federal, state and international tax compliance, tax audit defense, custom and duties, acquisitions and divestitures and international tax planning.

All Other Fees (if any) consist of fees for products and services other than the services reported above.

PROPOSAL 3 — RATIFY THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee is asking shareholders to ratify its appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2012, in order to ascertain the views of our shareholders on this appointment. In the event the shareholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of CyberOptics and its shareholders.

Representatives of Grant Thornton LLP will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so. These representatives will also be available to respond to appropriate questions after the meeting.

The affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote at the annual meeting on this item of business is required for the approval of the proposal (provided that the number of shares voted in favor of the proposal constitutes more than 25% of the outstanding shares of our common stock).

The Audit Committee of the Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of Grant Thornton LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted for the ratification of the appointment.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE NEXT ANNUAL MEETING

Any shareholder wishing to include a proposal in our proxy solicitation materials for our next annual meeting of shareholders must submit the proposal for consideration in writing to our corporate secretary at our principal executive offices, 5900 Golden Hills Drive, Minneapolis, MN 55416, no later than December 1, 2012.

Under our Bylaws, in order for business to be properly brought before the next annual meeting by a shareholder, or in order for a nominee for director to be considered at the next annual meeting, the shareholder must give us written notice of the shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than February 20, 2013. Each notice must describe the matter, the shareholder who intends to bring the matter before the meeting and the business desired to be conducted, as set forth in greater detail in our Bylaws.

Our management will use discretionary authority to vote against any shareholder proposal, or director nominee not made by management, presented at the next annual meeting if: (i) the proposal or nominee has been properly omitted from our proxy materials under federal securities laws; (ii) notice of the proposal or nominee was not submitted to the Secretary at the address listed above by February 20, 2013; or (iii) the proponent has not solicited proxies in compliance with federal securities laws from the holders of at least the percentage of our voting shares required to carry the proposal or elect the nominee.

GENERAL

Our Board of Directors does not know of any matters other than those described in this proxy statement that will be acted upon at the Annual Meeting. In the event that any other matters properly come before the meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment.

BY ORDER OF THE BOARD OF
DIRECTORS

Thomas Martin
Secretary

Dated: April 9, 2012

CYBEROPTICS CORPORATION

2012 ANNUAL SHAREHOLDERS MEETING

Dorsey & Whitney
50 South Sixth Street, 15th Floor
Minneapolis, Minnesota

May 21, 2012 3:00 p.m.

proxy

This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Kathleen P. Iverson and Jeffrey A. Bertelsen, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CyberOptics Corporation, to be held on May 21, 2012 and any adjournments thereof, as specified below on the matters referred to, and, in their discretion, upon any other matters which may be brought before the meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY BY
MAIL OR ELECTRONICALLY AS DESCRIBED ON THE REVERSE SIDE.

See reverse for voting instructions.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #

Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE – www.eproxy.com/cybe Use the Internet to vote your proxy until 12:00 p.m. (CT) on May 18, 2012.

PHONE – 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 p.m. (CT) on May 18, 2012.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 Alex B. Cimochowski 02 Craig D. Gates 03 Kathleen P. Iverson	04 Subodh Kulkarni 05 Irene M. Qualters 06 Michael M. Selzer, Jr.	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve an amendment to the CyberOptics 1998 Stock Incentive Plan to increase the number of shares that may be issued under the plan by 350,000.	☐	For	☐	Against	☐	Abstain

3.	To ratify the appointment of Grant Thornton LLP as independent registered public auditors.	☐	For	☐	Against	☐	Abstain

4.	To consider such other matters as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Address Change? Mark box, sign, and indicate changes below: ☐	Date

Signature(s) in Box

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.